Exhibit 99.1

vFinance Expands Business with Two New Divisions

Charles Garcia to Lead Division Focused on U.S. Hispanic and Latin American Clients

BOCA RATON, Florida, January 11, 2006 – vFinance, Inc. (OTCBB:VFIN), a rapidly-growing financial services firm providing investment banking, trading and consulting services to high-growth companies and investors seeking above market returns, announced today that its subsidiary vFinance Investments, Inc., has established two new divisions, Sterling Capital Growth Markets and Sterling Fixed Income Group.

Sterling Capital Growth Markets will focus on the rapidly-growing, $2 trillion U.S. Hispanic and Latin American investment markets. The division will be headed by Charles Garcia who will join vFinance as the division’s President and serve on the Board of Directors. Previously, Mr. Garcia founded the Sterling Financial Group of Companies, named the number one fastest growing privately-held Hispanic firm in the United States in Hispanic Business magazine annual "Hispanic Business Fastest Growing Top 100" list as and number eight on the Inc. 500 list of the fastest growing privately-held companies in the nation. For his success across many fields, Mr. Garcia was named one of the nation’s 100 most influential Hispanics and his leadership abilities have earned him a role in the administration of three U.S. Presidents, a Cabinet Secretary and a former NATO Supreme Allied Commander.

“I am excited to join forces with vFinance, Inc. who with this transaction will now be one of the largest Hispanic-owned financial services firms in the U.S. ,” said Charles Garcia, Division President.

Sterling Fixed Income Group will provide investment advisory services relating to fixed income products and execute fixed income investment transactions. John Curry will join vFinance as Director of Fixed Income and lead the firms consolidated fixed income and bond trading business unit. Over the past 20 years, Mr. Curry has traded securities, futures and options, and provided analysis of market direction and hedging strategies to foreign and domestic banks, primary dealerships, hedge funds, and insurance companies. vFinance’s Equity Trading Division, servicing the wholesale, institutional and retail markets, will continue to be led by Bill Groeneveld, Director of Equity Trading. The vFinance Equity Trading Division is a small cap-micro cap market leader making markets in 2,500 stocks and trading over 500 million shares per month.

To establish these new divisions, vFinance has entered into an agreement to acquire selected assets of Sterling Financial Group of Companies. As consideration for the acquisition of these assets, vFinance will issue 17,500,000 shares of its common stock to Sterling Financial. Up to 4,500,000 of such shares are subject to cancellation if certain post-closing financial conditions are not satisfied. vFinance has granted Sterling Financial Group of Companies certain registration rights with respect to the shares.

“The establishment of these new divisions is a critical part of our strategy to expand our Institutional Services business, and to focus on high-growth, emerging markets,” said Leonard Sokolow, CEO and President. “We expect these divisions, along with the newly acquired assets, to expand our market reach and significantly increase the firm’s 2006 revenues.”

About vFinance

vFinance, Inc. is a diversified financial services company that provides investment banking, brokerage and trading services to more than 10,000 corporate, institutional and private clients worldwide. The Company has offices in New York, San Jose, Houston, Boca Raton and 26 other cities nationwide. Its subsidiary, vFinance Investments, Inc., has over $1 billion in assets under management and is a registered broker-dealer with the SEC and a member of the NASD.

http://www.vfinance.com, the company's Website, is a leading destination on the Internet for companies seeking capital, as well as institutional and high net-worth investors seeking dynamic high-growth companies. The site hosts more than 3.4 million visitors from over 160 countries annually.

For vFinance Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by management, statements concerning internal operations, marketing, management's plans, objectives and strategies, and management's assessment of market factors and conditions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitations, the volatility of domestic and international financial, bond and stock markets, intense competition, extensive governmental regulation, litigation, substantial fluctuations in the volume and price level of securities and other risks as detailed in the Company's filings with the Securities and Exchange Commission. vFinance assumes no obligation to update any forward-looking information in this press release.

SOURCE: vFinance, Inc.

Contact:

vFinance, Inc., Boca Raton, Florida

Kathleen Kennedy, EVP Corporate Marketing

Tel. 561-981-1077

Email: kkennedy@vfinance.com